                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We consent to the incorporation by reference of our report dated May 24, 2001 on the Group 1 Automotive, Inc. 401(k) Savings Plan's (the Plan) December 31, 2000 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2000 into Group 1 Automotive, Inc.'s Registration Statement on Form S-8 (SEC File No. 333-80399) filed with the Securities and Exchange Commission.


                                   /s/ Crowe, Chizek and Company LLP
                                       -----------------------------------
                                       Crowe, Chizek and Company LLP

South Bend, Indiana
June 22, 2001